SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	October 23, 2006

Crystal River Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

001-32958	20-2230150

(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Financial Center, 200 Vesey Street, 10th Floor
New York, New York	10281

(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1: PRESS RELEASE

Item 7.01 Regulation FD Disclosure.
On October 24, 2006, Crystal River Capital, Inc. (the “Company”) issued a press release announcing that the Securities and Exchange Commission had declared effective its Registration Statement on Form S-11 (File No. 333-130257) (the “Registration Statement”) relating to the resale of 17,400,000 shares of its common stock. The Company filed the Registration Statement pursuant to a registration rights agreement entered into in March 2005 in connection with the private placement of the Company’s common stock. Under the Registration Statement, the selling stockholders listed in the prospectus are permitted, but are not obligated, to sell, from time to time, some or all of their respective shares covered by the prospectus. The Company will not receive any proceeds from the sale of shares under the Registration Statement.
A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
      (d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 24, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

October 24, 2006	By:	/s/ John J. Feeney, Jr.

		Name:	John J. Feeney, Jr.
		Title:	Executive Vice President and Secretary

2